Exhibit 13

144 WESTPAC GROUP 2025 ANNUAL REPORT

EXHIBIT 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Anthony James Miller, certify that the Annual Report on Form 20-F for the year ended 30 September 2025 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 2 November 2025
/s/ Anthony James Miller
Anthony James Miller
Managing Director and Chief
Executive Officer

I, Nathan Laurence Goonan, certify that the Annual Report on Form 20-F for the year ended 30 September 2025 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 2 November 2025
/s/ Nathan Laurence Goonan
Nathan Laurence Goonan
Chief Financial Officer